Exhibit 99.2

Green Tree International Inc.

Unaudited Condensed Consolidated Balance Sheet

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash	$-	$1,193
Investments in marketable securities	59,247	624,464
Total current assets	59,247	625,657

Property and equipment, net	12,142	14,351

Other assets:
Shareholder Loans		109,770
Intangible assets, net	402,422	232,623
Total other assets	402,422	342,393

Total assets	$473,811	$982,401

Liabilities and Stockholders’ Deficit

Current liabilities:
Bank Overdraft	$493	$-
Accounts payable	78,875	664,810
Advance Deposits	125,000	125,000
Loan from shareholder	-	22,000
Note payable	300,000	-
Convertible note payable	400,000	400,000
Derivative liability	742,857	742,857
Common stock oversubscribed	-	2,642,258
Accrued interest payable	38,466	-
Other current liabilities	143,049	122,768
Total current liabilities	1,828,740	4,719,693

Stockholders’ deficit:
Common stock, $.001 par value; 40,000,000 and 30,000,000 shares authorized, issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	40,000	30,000
Additional paid-in capital	37,005,482	33,762,433
Accumulated deficit	(38,400,411)	(37,529,725)
Total stockholders’ deficit	(1,354,929)	(3,737,292)

Total liabilities and stockholders’ deficit	$473,811	$982,401

See accompanying notes to the consolidated financial statements.

Green Tree International Inc.

Unaudited Condensed Consolidated Statement of Operations

For the Six-Months Ended June 30, 2019

2019

Revenue	$-

Costs and expenses:
Sales and marketing	130
Technology and development	61,408
General and administrative	620,657
Depreciation of property and equipment	2,209
Total costs and expenses	684,404

Loss from operations	(684,404)

Other income (expense):
Interest Expense	(61,799)
Loss on marketable securities	(84,985)
Unrealized loss on marketable securities	(39,498)

Total other income (expense)	(186,282)

Loss before provision for income taxes	(870,686)

Provision for income taxes	-

Net loss	(870,686)

See accompanying notes to the consolidated financial statements.

Green Tree International Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

For the Six-Months Ended June 30, 2019

2019
Cash flows from operating activities:
Net loss	$(870,686)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,209
Realized loss on marketable securities	84,985
Unrealized loss on marketable securities	39,498
Changes in operating assets and liabilities:
Accounts payable	(139,744)
Accrued interest payable	38,466
Other current liabilities	20,281

Net cash used in operating activities	(824,991)

Investing activities:
Capitalization of internal use software costs	(5,200)
Proceeds from sales of marketable securities	440,735
Repayment of loans to shareholders	109,770
Net cash provided by investing activities	545,305

Financing activities:
Proceeds from issuance of note payable	450,000
Repayment of note payable	(150,000)
Repayment of shareholder loans	(22,000)
Net cash provided by financing activities	278,000

Net decrease in cash	(1,686)

Cash, beginning of year	1,193

Cash, end of year - Bank Overdraft	$(493)

Supplemental cash flow information:

Cash paid for interest	$23,333
Income Taxes paid	$-
Settlement of accounts payable with company shares	$446,191
Capitalization of internal use software costs settled with company shares	$164,599

See accompanying notes to the consolidated financial statements.

Green Tree International Inc.

Unaudited Condensed Consolidated Statement of Stockholders’ Deficit

For the Six-Months Ended June 30, 2019

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2018	30,000,000	$30,000	$33,762,433	(37,529,725)	$(3,737,292)

Issuance of oversubscribed shares	10,000,000	10,000	3,243,049	-	3,253,049

Net loss	-	-	-	(870,686)	(870,686)

Balance, June 30, 2019	40,000,000	40,000	37,005,482	(38,400,411)	(1,354,929)

See accompanying notes to the consolidated financial statements.

Green Tree International, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 – Description of Business

Green Tree International Inc. (the “Company”) has developed and operates a web-based business-to-business wholesale marketplace leveraging blockchain technology that is designed to facilitate cannabis and hemp transactions between licensed businesses.

The Company was incorporated in Colorado on May 29, 2015. Amercanex Corporation, (“Amercanex”) which was incorporated in Florida on May 24, 2014, became a wholly-owned subsidiary of the Company on May 29, 2015.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Amercanex. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider forming a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities.

The Company makes changes in estimates when circumstances warrant. If material, the Company discloses the effects of changes in estimates in the notes to the consolidated financial statements. Significant estimates and assumptions affect the following: the carrying value of long-lived assets; the amortization period of long-lived assets; the carrying value, capitalization, and amortization of software and website development costs; the provision for income taxes and related deferred tax accounts, and realizability of deferred tax assets; certain accrued expenses; contingencies, litigation, and related legal accruals; and the value attributed to stock-based awards.

Cash and Cash Equivalents

Cash includes cash on hand and cash held with banks. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less when acquired. Cash and cash equivalents are deposited in or managed by major financial institutions and at times may exceed Federal Deposit Insurance Corporation insurance limits.

Contingencies

We record contingent liabilities resulting from asserted and unasserted claims against us when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. We disclose contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimating probable losses requires analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain.

Property

Property and equipment is stated at cost, less accumulated depreciation, amortization, and any impairment in value. The Company assess long-lived assets, including our property and equipment, for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived assets may not be recoverable, and at a minimum on an annual basis.

Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets, ranging from three (3) to five (5) years.

Software Development Costs

The Company capitalizes costs related to the development of software and new business systems for internal use. Development costs consist primarily of personnel costs incurred in product development, maintenance and testing of our websites, developing solutions for new services, internal information systems and infrastructure, third-party development, and other internal-use software systems. During the development stage of the software and new business systems, all direct internal and external costs are capitalized until the project is substantially complete and ready for its intended use. Once a project reaches the production stage, capitalized costs associated with such project will be amortized on a straight-line basis over the estimated useful life as determined by management of the Company.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense totaled approximately $130 for the six months ended June 30, 2019.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax benefits and consequences attributable to temporary differences between the financial reporting basis of assets and liabilities and their related tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to be in effect in the years in which those temporary differences are expected to be recovered or settled. Any penalties and interest related to income taxes are reported in income tax expense. The Company provides a valuation allowance for deferred tax assets when it is more likely than not that the related benefits will not be realized. The determination of recording or releasing tax valuation allowances is made pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to the ability to generate revenues, gross profits, operating income, and taxable income in future periods.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. Many factors are considered when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes.

The Company’s federal and state income tax returns are subject to examination by taxing authorities for three years after the returns are filed, and the Company’s federal and state income tax returns for years subsequent to 2015 remain open to examination.

Fair Value Measurements

ASC 825-10 A Financial Instruments, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 A Fair Value Measurement clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following reflects the Company’s assets and liabilities that are measured at fair value on a recurring and nonrecurring basis at June 30, 2019, using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3):

Level 1 Investment in Marketable Securities	$59,247
Level 3 Derivative Liability	$742,857

Changes in Level 3 assets measured at fair value for the six-months ended June 30, 2019 were as follows:

Balance, December 31, 2018	$742,857
Change in fair value due to down round of funding	0
Balance, June 30, 2019	$742,857

Revenue Recognition

The Company will recognize revenue from its services when it is probable that the economic benefits associated with the transactions will flow to the Company and the amount of revenue can be measured reliably. This is normally demonstrated when persuasive evidence of an arrangement exists, the fee is fixed or determinable, performance of service has been delivered, and collection is reasonably assured.

The company offers seats on its Amercanex exchange. The seats will allow users to participate in the exchange. The holders of seats may also license out the seats to others. The sale of seats is not recognized as income until the exchange is placed into service. See Note 8 - Stockholders’ Deficit on the treatment of the sale of seats from inception through June 30, 2019.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under today’s guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price, and allocating the transaction price to each separate performance obligation. The guidance permits the use of either the retrospective or cumulative effect transition method. This update is effective for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements

In February 2016, the FASB issued ASU 2016-02, Leases. The standard will require among other things, all non-short-term leases to be recognized as a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The standard is effective for annual periods beginning after December 15, 2020. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

Note 3 – Going Concern

As shown in the accompanying consolidated financial statements the Company has incurred a net loss of $870,686 for the six-months ended June 30, 2019 and has sustained cumulative losses of $38,400,411 since inception. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors, including the ability to complete the development of its software platforms and marketing of its products and services. These consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

Note 4 – Investments in Marketable Securities

On December 20, 2018 the Company acquired 2,401,786 shares of common stock, without par value of International Cannabis Corp. (“ICC”) valued at $750,000 based upon the quoted market price for ICC. The company sold, 2,022,000 shares or the stock in 2019. There were 379,786 shares remaining at June 30, 2019, the quoted market price per share for ICC was $.156, resulting in a fair value of $59,247. Accordingly, the Company recognized a realized loss of $84,985 on the shares sold during the period and an unrealized loss on its investment of ICC’s common stock of $39,498 for the six months ended June 30, 2019. .

Note 5 – Property

Property and equipment consisted of the following at June 30, 2019:

June 30, 2019

Furniture, Computers & Equipment	22,485
Less: accumulated depreciation and amortization	$(10,343)
Property and equipment, net	$12,142

Depreciation expense on property and equipment was $2,209 for the six months ended June 30, 2019.

Note 6 – Note Payable

The Company issued a note (the “Note”) during the first six months of 2019 for gross proceeds received of $450,000. The Note bears interest at 24% and is calculated daily and shall be payable on the maturity date of April 21, 2019.

Interest expense related to the Note was $38,466 for the six months ended June 30, 2019. .

Also see Note 9 – Subsequent Events.

Note 7 – Convertible Note Payable

The Company issued a convertible note (the “Convertible Note”) in 2018 for gross proceeds received of $400,000. The Convertible Note is convertible into ordinary shares of the Company’s common stock at any time between the date of issue of the Convertible Note and its maturity date at the option of the note holder. If the Convertible Note is not converted, it will be redeemed at its maturity date. The Convertible Note bears interest at 10% and is paid annually until the maturity date of July 31, 2021.

Interest expense related to the Convertible Note was $23,333 for the six months ended June 30, 2019

The Company recognized a derivative liability regarding this Convertible Note. The Convertible Note has a cashless exercise provision and an exercise price that is subject to adjustment in the event of subsequent equity sales at a lower purchase price. In accordance with FASB ASC 815-10-25, the Company measured the derivative liability using the trading price at issuance and subsequently remeasures the liability on subsequent reporting dates.

Accordingly, at the end of each reporting date, the derivative fair market value is remeasured and adjusted to current market value. During the year ended December 31, 2018 the Company recorded an expense of $742,857 on loss due to derivative liability related to the change in the fair value.

With the acquisition of the Company by Helix TCS Inc., the derivative liability was reclassified into stockholder’s deficit as additional paid-in capital. See Note 9 – Subsequent Events.

Note 8 – Stockholders’ Deficit

Common Stock

The Company has 40,000,000 shares of common stock, with a par value of $0.001 per share, authorized, issued and outstanding at June 30, 2019

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of the Company’s common stock are also entitled to dividends when, and if, declared by its board of directors. The Company has not declared nor paid any dividends through June 30, 2019.

On February 5, 2019 the Board approved an amendment to increase the authorized share capital to 40,000,000 shares. From December 2017 through February 5, 2019, certain of the majority owners of the Company sold their shares of Company stock and advanced the proceeds of these sales to the Company. The Company recorded these transactions as Common Stock Oversubscribed on the Company’s consolidated balance sheet. The company subsequently issued the newly authorized shares in settlement of the Common Stock Oversubscribed.

From 2014 through 2019, the Company issued seats on its Amercanex Cannabis Exchange software platform for cash. The Company also issued seats as non-cash compensation to individuals who provided services to the Company, with services received valued and recorded to expense at the current seat selling price at the time services were rendered. The Company recorded seats issued for cash and for services as a component of additional paid-in capital on the consolidated balance sheet.

Note 9 – Subsequent Events

On September 10, 2019, Helix TCS, Inc. a Delaware corporation (“ParentCo”) consummated a merger (the “Merger”) with the Company. Upon closing of the Merger, the Company became a wholly-owned subsidiary of ParentCo.

In connection with the Merger all of the then issued and outstanding shares of the Company’s common stock, were automatically exchanged into 16,765,727 shares of common stock of ParentCo.

Upon the consummation of the Merger, the Note (see Note 7 - Convertible Note Payable) was renegotiated, and the conversion terms that gave rise to derivative liability accounting were amended, resulting in the extinguishment of the derivative.

Between July 2019 through September 2019, the remaining outstanding principal balance of $300,000 of the note payable, plus accrued and unpaid interest of approximately $50,000, (See Note 6 Note Payable) was converted into 2,000,000 shares of the Company’s common stock.